j2 Global Reports First Quarter 2019 Results

Achieves Record First Quarter Revenues & Raises Full Year 2019 Estimates
Announces Adjustment to Dividend Policy to Accelerate Growth

LOS ANGELES -- j2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the first quarter ended March 31, 2019; increased its revenue, Adjusted EBITDA and Adjusted Non-GAAP earnings per diluted share estimates for the year. j2 also announced that its Board of Directors has approved a dividend to be paid on June 4, 2019, and, based on the Board’s view of the strength and prospects of investment opportunities across the Company, has decided to suspend dividend payments following the June 4, 2019 dividend to retain and redirect that cash flow to enhance the growth of our various businesses.

“Our portfolio of businesses - and the leadership managing it - has never been stronger or deeper,” said Vivek Shah, CEO of j2 Global. “It’s reflected in our first quarter results, our improved outlook for the remainder of the year and the breadth of promising investment opportunities in front of us. It’s why we are confident that by suspending our dividend, we can prudently direct the increasing cash flow to opportunities within our businesses to create greater shareholder returns over the near, medium and long term.”

FIRST QUARTER 2019 RESULTS

Q1 2019 quarterly revenues increased 6.9% to a first quarter record of $299.9 million compared to $280.6 million for Q1 2018.

Net cash provided by operating activities increased to $116.9 million compared to $103.9 million for Q1 2018. Q1 2019 free cash flow(1) increased 15.0% to $104.3 million compared to $90.7 million for Q1 2018.

GAAP earnings per diluted share(2) increased 73.7% to $0.66 in Q1 2019 compared to $0.38 for Q1 2018.

Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 14.8% to $1.40 compared to $1.22 for Q1 2018.

GAAP net income increased by 71.4% to $32.4 million compared to $18.9 million for Q1 2018.

Quarterly Adjusted EBITDA(4) increased 10.9% to $113.9 million compared to $102.7 million for Q1 2018.

j2 ended the quarter with approximately $320 million in cash and investments after deploying approximately $82 million during the quarter for acquisitions and j2’s regular quarterly dividend.

Key financial results for Q1 2019 versus Q1 2018 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q1 2019	Q1 2018	% Change
Revenues
Cloud Services	$152.2 million	$149.5 million	1.8%
Digital Media	$147.6 million	$131.1 million	12.6%
Total Revenue:	$299.9 million	$280.6 million	6.9%
Operating Income	$50.9 million	$46.2 million	10.2%
Net Cash Provided by Operating Activities	$116.9 million	$103.9 million	12.5%
Free Cash Flow (1)	$104.3 million	$90.7 million	15.0%
GAAP Earnings per Diluted Share (2)	$0.66	$0.38	73.7%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.40	$1.22	14.8%
GAAP Net Income	$32.4 million	$18.9 million	71.4%
Adjusted Non-GAAP Net Income	$68.4 million	$59.8 million	14.4%
Adjusted EBITDA (4)	$113.9 million	$102.7 million	10.9%
Adjusted EBITDA Margin (4)	38.0%	36.6%	1.4%

BUSINESS OUTLOOK

For fiscal 2019, the Company is increasing its estimates that it will achieve revenues between $1.33 billion and $1.37 billion from between $1.29 billion and $1.33 billion, Adjusted EBITDA between $540 million and $556 million from between $520 million and $540 million, and Adjusted non-GAAP earnings per diluted share of between $6.95 and $7.15 from between $6.65 and $6.95.

Adjusted non-GAAP earnings per diluted share for 2019 excludes share-based compensation of between $23 million and $27 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2019 (exclusive of the release of reserves for uncertain tax positions) will be between 20.5% and 22.5%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2’s Board of Directors approved a quarterly cash dividend of $0.4550 per common share, a $0.01, or 2.2% increase versus last quarter’s dividend, to be paid on June 4, 2019 to all shareholders of record as of the close of business on May 20, 2019. Based on the significant number of current investment opportunities within j2’s portfolio of businesses and the historic returns from prior investments, the Board has decided to suspend dividend payments for the foreseeable future after the June 4, 2019 payment to retain and redirect that cash flow to enhance the growth of our various businesses.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately (0.9)% for Q1 2019 and 27.1% for Q1 2018. The estimated Adjusted non-GAAP effective tax rates were approximately 20.9% for Q1 2019 and 23.7% for Q1 2018.

(3)
Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended March 31, 2019 and 2018 totaled $0.74 and $0.84 per diluted share, respectively.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, Offers.com, Everyday Health and What To Expect in its Digital Media business and eFax, eVoice, Campaigner, Vipre, KeepItSafe and Livedrive in its Cloud Services business. j2 reaches over 180 million people per month across its brands. As of December 31, 2018, j2 had achieved 23 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.
Contact:
Scott Turicchi
j2 Global, Inc.
800-577-1790
press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2019 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2018 Annual Report on Form 10-K filed by j2 Global on March 1, 2019, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2019 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$226,612	$209,474
Accounts receivable, net of allowances of $11,152 and $10,422, respectively	176,741	221,615
Prepaid expenses and other current assets	32,208	29,242
Total current assets	435,561	460,331
Long-term investments	93,731	83,828
Property and equipment, net	104,635	98,813
Operating lease right-of-use assets	69,289	—
Goodwill	1,415,635	1,380,376
Other purchased intangibles, net	513,454	526,468
Other assets	10,608	11,014
TOTAL ASSETS	$2,642,913	$2,560,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$186,964	$166,521
Income taxes payable, current	10,641	12,915
Deferred revenue, current	129,964	127,568
Operating lease liabilities, current	5,378	—
Other current liabilities	2,013	318
Total current liabilities	334,960	307,322
Long-term debt	1,015,967	1,013,129
Deferred revenue, noncurrent	11,839	13,200
Operating lease liabilities, noncurrent	68,189	—
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	54,096	59,644
Deferred income taxes, noncurrent	68,103	69,048
Other long-term liabilities	21,430	51,068
TOTAL LIABILITIES	1,586,259	1,525,086
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	477	481
Additional paid-in capital	358,932	354,210
Treasury stock	—	(42,543)
Retained earnings	742,173	769,575
Accumulated other comprehensive loss	(44,928)	(45,979)
TOTAL STOCKHOLDERS’ EQUITY	1,056,654	1,035,744
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,642,913	$2,560,830

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2019	2018
Total revenues	$299,893	$280,623

Cost of revenues (1)	51,013	48,145
Gross profit	248,880	232,478

Operating expenses:
Sales and marketing (1)	86,880	86,311
Research, development and engineering (1)	12,984	12,210
General and administrative (1)	98,154	87,799
Total operating expenses	198,018	186,320
Income from operations	50,862	46,158
Interest expense, net	16,019	15,751
Other expense, net	2,215	4,519
Income before income taxes and net loss in earnings of equity method investment	32,628	25,888
Income tax (benefit) expense	(295)	7,017
Net loss in earnings of equity method investment	474	—
Net income	$32,449	$18,871

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.67	$0.39

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.66	$0.38

Basic weighted average shares outstanding	47,560,749	47,873,007
Diluted weighted average shares outstanding	48,509,181	48,706,717

(1) Includes share-based compensation expense as follows:
Cost of revenues	$132	$121
Sales and marketing	404	365
Research, development and engineering	358	432
General and administrative	4,192	5,502
Total	$5,086	$6,420

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$32,449	$18,871
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	49,209	42,618
Amortization of financing costs and discounts	2,965	2,852
Amortization of operating lease assets	4,796	—
Share-based compensation	5,086	6,420
Provision for doubtful accounts	2,888	4,134
Deferred income taxes, net	548	354
Changes in fair value of contingent consideration	5,003	4,100
Loss on equity investments	628	3,678
Decrease (increase) in:
Accounts receivable	41,926	59,647
Prepaid expenses and other current assets	(2,143)	2,574
Other assets	(144)	2,132
Increase (decrease) in:
Accounts payable and accrued expenses	(11,550)	(45,144)
Income taxes payable	(2,333)	(1,721)
Deferred revenue	(2,352)	3,210
Operating lease liabilities	(518)	—
Liability for uncertain tax positions	(5,464)	933
Other long-term liabilities	(4,140)	(748)
Net cash provided by operating activities	116,854	103,910
Cash flows from investing activities:
Purchases of equity method investment	(9,794)	(13,403)
Purchases of property and equipment	(12,531)	(13,165)
Acquisition of businesses, net of cash received	(59,339)	(80,223)
Purchases of intangible assets	—	(175)
Net cash used in investing activities	(81,664)	(106,966)
Cash flows from financing activities:
Repurchase of common stock	(1,177)	(611)
Issuance of stock, net of costs	5,259	658
Dividends paid	(21,483)	(19,884)
Deferred payments for acquisitions	(1,395)	(189)
Other	(480)	(54)
Net cash used in financing activities	(19,276)	(20,080)
Effect of exchange rate changes on cash and cash equivalents	1,224	3,960
Net change in cash and cash equivalents	17,138	(19,176)
Cash and cash equivalents at beginning of period	209,474	350,945
Cash and cash equivalents at end of period	$226,612	$331,769

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; and (7) elimination of dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2019	Per Diluted Share *	2018	Per Diluted Share *
Net income	$32,449	$0.66	$18,871	$0.38
Plus:
Share based compensation (1)	3,287	0.07	4,935	0.10
Acquisition related integration costs (2)	4,377	0.09	5,878	0.12
Interest costs (3)	1,296	0.03	1,610	0.03
Amortization (4)	25,504	0.54	26,370	0.55
Investments (5)	474	—	2,120	0.04
Tax expense from prior years (6)	1,009	0.02	—	—
Convertible debt dilution (7)	—	0.01	—	0.01
Adjusted non-GAAP net income	$68,396	$1.40	$59,784	$1.22
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; and (7) elimination of dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2019	2018
Cost of revenues	$51,013	$48,145
Plus:
Share based compensation (1)	(132)	(121)
Amortization (4)	(523)	(594)
Adjusted non-GAAP cost of revenues	$50,358	$47,430

Sales and marketing	$86,880	$86,311
Plus:
Share based compensation (1)	(404)	(365)
Acquisition related integration costs (2)	122	(440)
Adjusted non-GAAP sales and marketing	$86,598	$85,506

Research, development and engineering	$12,984	$12,210
Plus:
Share based compensation (1)	(358)	(432)
Acquisition related integration costs (2)	—	(97)
Adjusted non-GAAP research, development and engineering	$12,626	$11,681

General and administrative	$98,154	$87,799
Plus:
Share based compensation (1)	(4,192)	(5,502)
Acquisition related integration costs (2)	(5,487)	(6,936)
Amortization (4)	(37,320)	(33,151)
Tax expense from prior years (6)	(3,373)	—
Adjusted non-GAAP general and administrative	$47,782	$42,210

Interest expense, net	$16,019	$15,751
Plus:
Acquisition related integration costs (2)	27	(23)
Interest costs (3)	(2,242)	(2,116)
Adjusted non-GAAP interest expense, net	$13,804	$13,612

Other expense, net	$2,215	$4,519
Plus:
Investments (5)	—	(2,702)
Adjusted non-GAAP other expense, net	$2,215	$1,817

Continued from previous page

Income tax provision	$(295)	$7,017
Plus:
Share based compensation (1)	1,799	1,485
Acquisition related integration costs (2)	961	1,618
Interest costs (3)	946	506
Amortization (4)	12,339	7,375
Investments (5)	—	582
Tax expense from prior years (6)	2,364	—
Adjusted non-GAAP income tax provision	$18,114	$18,583

Net loss in earnings of equity method investment	$474	$—
Plus:
Investments (5)	(474)	—
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(35,947)	$(40,913)

GAAP earnings per diluted share	$0.66	$0.38
Adjustments *	$0.74	$0.84
Adjusted non-GAAP earnings per diluted share	$1.40	$1.22
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its equity investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other Expense, Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2019	2018
Net income	$32,449	$18,871
Plus:
Interest expense, net	16,019	15,751
Other expense, net	2,215	4,519
Income tax (benefit) expense	(295)	7,017
Depreciation and amortization	49,209	42,618
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	5,086	6,420
Acquisition-related integration costs	5,365	7,473
Investments	474	—
Additional indirect tax expense from prior years	3,373	—

Adjusted EBITDA	$113,895	$102,669

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs (3) change in value on investments and (4) additional indirect tax expense from prior years. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2019
Net cash provided by operating activities	$116,854	$—	$—	$—	$116,854
Less: Purchases of property and equipment	(12,531)	—	—	—	(12,531)
Free cash flows	$104,323	$—	$—	$—	$104,323

	Q1	Q2	Q3	Q4	YTD
2018
Net cash provided by operating activities	$103,910	$102,383	$87,823	$107,209	$401,325
Less: Purchases of property and equipment	(13,165)	(15,393)	(16,370)	(11,451)	(56,379)
Free cash flows	$90,745	$86,990	$71,453	$95,758	$344,946

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2019
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$152,245	$147,647	$1	$299,893

Gross profit
GAAP gross profit	$119,762	$129,117	$1	$248,880
Non-GAAP adjustments:
Share-based compensation	130	2	—	132
Amortization	523	—	—	523
Adjusted non-GAAP gross profit	$120,415	$129,119	$1	$249,535

Operating profit
GAAP operating profit	$58,569	$(1,050)	$(6,657)	$50,862
Non-GAAP adjustments:
Share-based compensation	(143)	1,271	3,958	5,086
Acquisition related integration costs	—	5,365	—	5,365
Amortization	10,581	26,581	681	37,843
Additional indirect tax expense from prior years	3,373	—	—	3,373
Adjusted non-GAAP operating profit	$72,380	$32,167	$(2,018)	$102,529

Depreciation	2,768	8,598	—	11,366
Adjusted EBITDA	$75,148	$40,765	$(2,018)	$113,895

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and the Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $2.3 million and $2.5 million, respectively.

The effect noted above reduces Adjusted EBITDA for Cloud Services and Digital Media by $2.3 million and $2.5 million, respectively.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2018
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$149,485	$131,137	$1	$280,623

Gross profit
GAAP gross profit	$118,484	$113,993	$1	$232,478
Non-GAAP adjustments:
Share-based compensation	121	—	—	121
Amortization	594	—	—	594
Adjusted non-GAAP gross profit	$119,199	$113,993	$1	$233,193

Operating profit
GAAP operating profit	$56,915	$(3,445)	$(7,312)	$46,158
Non-GAAP adjustments:
Share-based compensation	1,985	749	3,686	6,420
Acquisition related integration costs	532	6,941	—	7,473
Amortization	11,919	20,701	1,125	33,745
Adjusted non-GAAP operating profit	$71,351	$24,946	$(2,501)	$93,796

Depreciation	2,459	6,414	—	8,873
Adjusted EBITDA	$73,810	$31,360	$(2,501)	$102,669

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: The table above is impacted by certain expenses associated with the Corporate entity that were allocated to the Cloud Services business and the Digital Media business as these costs are shared costs incurred by the Corporate entity. As a result, expenses were allocated from Corporate to Cloud Services and Digital Media in the amount of $1.6 million and $1.3 million, respectively.

The effect noted above reduces Adjusted EBITDA for Cloud Services and Digital Media by $1.6 million and $1.3 million, respectively.